EXHIBIT 10.13

                            EMPLOYMENT AGREEMENT

      This Agreement, made and entered into as of the 1st day of July, 1995 by and between Maurice L. Arel (the "Executive") of Nashua, New Hampshire and Pennichuck Corporation (the "Corporation"), a New Hampshire corporation with principal offices in Nashua, New Hampshire.

      For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and promises set forth in this Agreement, the parties agree as follows:

                                  ARTICLE I

                                 EMPLOYMENT

      1.1. The Corporation hereby employs the Executive and the Executive hereby accepts employment with the Corporation on the date hereof for the Term (as defined below) of the Agreement, in the position and with the duties and responsibilities set forth in Article II below and upon the other terms and subject to the conditions hereinafter set forth.

                                 ARTICLE II

                    POSITION, DUTIES AND RESPONSIBILITIES

      2.1. During the Term of this Agreement, the Executive shall serve as the President and Chief Executive Officer of the Corporation, and of its subsidiaries Pennichuck Water Works, Inc., The Southwood Corporation and
Pennichuck Water Service Corporation.   Subject only to the supervision,
control and guidance of the Board of Directors of the Corporation (the "Board"), the Executive shall have all of the duties, responsibilities and authorities typically enjoyed by a president and chief executive officer of a corporation to control the day-to-day operations of the Corporation, including, by example but not by way of limitation, the responsibility for the overall operations of the Corporation, the supervision over the property, business and affairs of the Corporation and the power to hire and dismiss other employees.

      2.2. The Executive shall devote substantially all of his business time and attention to the business and affairs of the Corporation consistent with his executive position with the Corporation, except for vacations permitted pursuant to Section 5.4. and Disability (as defined in Section 8.3 hereof). Nothing in this Agreement, however, shall preclude the Executive from engaging in charitable activities, community affairs and corporate boards, or giving attention to his investments provided that such activities do not interfere with the performance of his duties and responsibilities enumerated within this Agreement.

                                 ARTICLE III

                                    TERM

      3.1. The term of employment under this Agreement ("Term") shall be for the period commencing on July 1, 1995 ("Effective Date") and ending three (3) years from the Effective Date; provided, however, that commencing on the first anniversary of the Effective Date and on or about each anniversary of the Effective Date, the term of this Agreement shall be extended for subsequent one (1) year periods by vote of the Board of Directors, unless terminated sooner in accordance with the terms hereof, and the provisions hereof shall remain applicable for each of such subsequent three-year periods.

                                 ARTICLE IV

                                COMPENSATION

      4.1. Base Salary. The Executive shall be paid a base salary (the "Base Salary") equal to $130,000 per annum for the Term. The Base Salary shall be payable to the Executive in installments on the date on which the Corporation's other executive officers are paid, but in no event less frequently than monthly. The Base Salary shall be reviewed by the Board each year and shall be subject to adjustment in the absolute discretion of the Board taking into account additional responsibilities, if any, which may have been assigned to him, corporate and individual performance and general business conditions.

      4.2. Incentive Compensation. During the Term, the Executive shall be entitled to participate in bonus and incentive compensation plans made available to executive officers of the Corporation.

      4.3. Stock Options. During the Term, the Executive shall be entitled to participate in any stock option plan or plans made available by the Corporation.

      Federal, state, and local withholding, social security, and other appropriate taxes shall be deducted from all compensation paid to, or provided by the Corporation for, Executive as and to the extent required by law.

                                  ARTICLE V

                            FRINGE BENEFIT PLANS

      5.1.  Employee Benefit Programs.  The Executive shall be entitled to
(A) receive medical and dental insurance coverage, as and to the extent provided by the Corporation to its executive officers; (B) receive group life and disability coverage, as and to the extent provided by the Corporation to its executive officers; (C) receive insurance on the life of the Executive in the amount of four (4) times his annual salary, and (D) be a full participant in (1) all of the Corporation's other benefit plans which may be in effect from time to time, and (2) all of the Corporation's pension and other retirement plans and profit-sharing plans, if any, or equivalent successor plans, if any, that may hereafter be adopted and maintained by the Corporation, in each case with at least the same opportunity to participate therein as shall be applicable to other executive officers of the Corporation. The Corporation acknowledges that the Executive currently meets the eligibility criteria for participation in all of the Corporation's present employee benefit programs.

      5.2. Reimbursement of Expenses. It is contemplated that in connection with the Executive's Employment hereunder, the Executive may be required to incur business, entertainment and travel expenses. The Corporation agrees to promptly reimburse the Executive in full for all reasonable out-of-pocket business, entertainment and other related expenses (including all expenses of travel and living expenses while away from home on business at the request of, and in the service of, the Corporation) incurred or expended by the Executive incident to the performance of his duties hereunder; provided, that the Executive properly accounts for such expenses in accordance with the policies and procedures established by the Board and applicable to the executive officers of the Corporation.

      5.3 Automobile. The Executive shall be provided the use of a company automobile. The Corporation shall pay all gas, upkeep and maintenance on said vehicle, provided, however, that the value of any personal use shall be included in the Executive's taxable wages reported by the Corporation as and to the extent required by applicable law.

      5.4. Vacation. The Executive shall be entitled, in each year during the Term, to the number of unpaid vacation days determined by the Corporation from time to time to be appropriate for its executive officers, but in no event less than four (4) weeks in any such year (pro-rated, as necessary, for partial calendar years during the Term). The Executive may take his allotted vacation days at such times as are mutually convenient for the Corporation and the Executive, consistent with respect to its executive officers. The Executive shall also be entitled to all paid holidays given by the Corporation to its executive officers.

      5.5 Membership. The Corporation will provide a membership for Executive at the Nashua Country Club for business use. The Corporation will reimburse Executive for all reasonable out-of-pocket expenses incurred by Executive in connection with his business duties on behalf of Corporation.

                                 ARTICLE VI

                               INDEMNIFICATION

      The Executive shall be entitled, at all times, to the benefit of the maximum indemnification and advancement of expenses available from time to time under the Corporation's Articles of Incorporation and Bylaws, and under the laws of the State of New Hampshire. Such indemnification shall survive the termination of this Agreement unless such termination is for "Cause" (as that term is defined in Section 8.2 below). In addition, the Corporation shall have in full force and effect an officers' liability insurance policy providing such coverages, exclusions and deductibles as the Corporation and the Executive shall reasonably agree and as is available on a reasonable premium basis.

                                 ARTICLE VII

                      SUPPLEMENTAL RETIREMENT AGREEMENT

      The parties acknowledge that they have entered into an Insurance Funded Deferred Compensation Agreement as of the 13th day of June, 1994 ("Supplemental Retirement Agreement"). The parties agree that the Supplemental Retirement Agreement shall not be affected by any of the terms hereof.

                                ARTICLE VIII

                                 TERMINATION

      8.1. Termination by the Executive. The Executive may terminate his employment hereunder for any reason at any time upon at least thirty (30) days prior written notice to the Corporation. In the event the Executive terminates his employment, the Executive shall receive accrued but unpaid salary, bonus (if any) and benefits through the last day of employment only.


      8.2. Termination by the Corporation. The Corporation may terminate Executive's employment hereunder at any time upon thirty (30) days prior written notice to the Executive, and with or without Cause, with no liability whatsoever with respect to such date of termination, other than the obligation to pay or cause to be paid accrued but unpaid salary and bonus, if any, as provided in Section 8.1 above; provided, however, that if the Corporation terminates the Executive other than for Cause, or the Executive's employment is terminated by the Corporation within six (6) months before or after a "Change of Control" (as that term is defined below), the Corporation shall provide the Executive with severance benefits, payable as a lump sum, a series of installments or as salary continuation, at the Corporation's election, equal to the Executive's then current salary and fringe benefits for the period of twenty-four (24) months from the date of termination; and provided further that if the Executive's employment is terminated for Cause, the Corporation shall after the date of such termination have no further obligations under this Agreement.

      For purposes hereof, "Cause" shall have the same meaning as set forth in the Supplemental Retirement Agreement, and "Change of Control" shall be defined as a merger or consolidation which results in the shares of the Corporation held by the stockholders of the Corporation immediately prior to such transaction being converted into less than 50% of the outstanding capital stock of the surviving corporation, or as the sale of substantially all of the assets of the Corporation, or a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of.

      8.3. Disability of the Executive. In the event the Executive shall be prevented from rendering the essential functions of this position, with or without reasonable accommodation, unless such accommodation would cause the Corporation undue hardship, by reason of Disability, the Corporation shall have the right to declare upon two (2) weeks prior written notice rendered to the Executive, a Disability termination, whereupon the Executive shall receive the Disability compensation provided by the Corporation's disability insurance coverage. The Corporation may in its sole discretion, accelerate the payment of any amount payable under this Section 8.3. For purposes hereof "Disability" shall have the same meaning as set forth in the Supplemental Retirement Agreement.

      8.4. Death of the Executive. In the event the Executive dies during the Term, this Agreement shall automatically terminate without notice on the date of his death, and the Corporation shall have no further obligations hereunder except that the Corporation shall pay or cause to be paid to the Executive's designated beneficiary, or, failing such designation, his estate, any salary, bonus and benefits due to the Executive in the amounts and to the extent such payments are provided by the Corporation.

                                 ARTICLE IX

                                   NOTICES

      Any notice or other communication ("Notice") pursuant to this Agreement shall be in writing and shall be deemed to have been given or made when personally delivered, or when mailed by registered or certified mail, postage prepaid, return receipt requested, to the other party. In the case of the Corporation, any such notice shall be delivered or mailed to its principal office. In the case of the Executive, any such notice shall be delivered in person or mailed to his last known address as reflected in the records of the Corporation.

                                 ARTICLE IX

                                 ASSIGNMENT

      The Executive acknowledges that the services to be rendered by him are unique and personal. Accordingly, the Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement or otherwise assign this Agreement. The rights and obligations of the Corporation under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Corporation.

                                  ARTICLE X

                                 ARBITRATION

      Any dispute, controversy or claim arising out of or relating to this Agreement shall be settled by arbitration conducted in Nashua, New Hampshire or other mutually agreeable location. The matter will be heard promptly by a single arbitrator selected by mutual agreement by the Corporation and the Executive. Should the Corporation and the Executive be unable to agree upon an arbitrator within a 30 day period, an arbitrator will be selected in accordance with the commercial arbitration rules of the American Arbitration Association. Unless the parties mutually agree otherwise, once appointed, the arbitrator will make all rulings on procedural and evidentiary matters and will determine the date, time and place of any hearings. The arbitrator will issue a written decision within 30 days of the hearing or submission to him. The arbitrator's decision will be final and binding on all parties. Any arbitration conducted hereunder is subject to the provisions of RSA 542.

                                 ARTICLE XI

                                MISCELLANEOUS

      11.1. Entire Agreement. This Agreement constitutes the entire agreement between the parties, relating to the subject matter hereof and replaces all prior agreements (except the Supplemental Retirement Agreement) relating to said subject matter.

      11.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Hampshire without reference to its conflicts of law provisions.

      11.3. Waivers and Modifications. This Agreement, may not, in whole or in part, be waived, changed, amended, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the parties hereto. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach hereof or as a waiver of any other provision of this Agreement.

      11.4. Severability. In any case any one or more of the provisions contained in this Agreement for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

      11.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but which taken together shall constitute one instrument.

      11.6. Section Headings. The descriptive section headings herein have been inserted for convenience only and shall not be deemed to define, limit, or otherwise affect the construction of any provision hereof.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first written above.


WITNESS:                               PENNICHUCK CORPORATION


/s/ Lynn McLaughlin                    By: /s/ Charles E. Clough
-----------------------------              -------------------------------
                                           Chairman of Compensation and
                                           Benefits Committee of
                                           Board of Directors

/s/ Sharen A. Weston                       /s/ Maurice L. Rael
-----------------------------              -------------------------------
                                           Executive